Exhibit 1

         Pursuant to Item 8, the members of the group that have filed this
Schedule 13G pursuant to Rule 13d-1(c) are:

              (i)    SIBV/MS Equity Investors, L.P.;

             (ii)    The Morgan Stanley Leveraged Equity
                       Fund II, L.P.;

            (iii)    Morgan Stanley Leveraged Equity
                       Fund II, Inc.;

             (iv)    Morgan Stanley Group Inc.;

              (v)    First Plaza Group Trust;

             (vi)    AT&T Master Pension Trust; and

            (vii)    Smurfit International, B.V.